Exhibit 4.2(b)

Schedule identifying omitted documents and setting forth the differences between the omitted documents and Exhibit 4.2(a) to this Report on Form 8-K

This schedule identifies certain documents omitted from this Report on Form 8-K (the “Omitted Documents”) and the differences between the Omitted Documents and Exhibit 4.2(a) to this Report on Form 8-K (“Exhibit 4.2(a)”).

For purposes of this Exhibit 4.2(b), the following terms are referred to herein as the “Variable Terms”.

Issuing Entity (the “Trust”):		Interest Rate Basis(es) (or Base Rate):

Execution Party: The Trust, by Wilmington Trust		CD Rate ☐
Company, not in its individual capacity but solely as		Commercial Paper Rate ☐
Delaware Trustee		Federal Funds (Effective) Rate ☐
Date of Note:		Federal Funds (Open) Rate ☐
Cusip No.:		LIBOR ☐
Principal Amount: $		☐ LIBOR Reuters Page:
Original Issue Date:		☐ LIBOR Telerate Page:
Price to Public:		Designated LIBOR
Stated Maturity Date:		Currency:
Settlement Date and Time:		EURIBOR ☐
Securities Exchange Listing: ☐ Yes ☐ No. If yes, indicate name(s) of Securities Exchange(s)		Treasury Rate (other than Constant Maturity Treasury Rate) ☐
.		Constant Maturity Treasury Rate ☐
Depositary:		Designated CMT Telerate
Authorized Denominations (if other than $1,000):		Page:
Collateral held in the Trust: Protective Life Insurance Company Funding Agreement No. , all proceeds, rights and books and records related thereto.		If Telerate Page 7052: ☐ Weekly Average ☐ Monthly Average
Interest Rate or Formula:		Designated CMT Maturity
Fixed Rate Note: ☐ Yes ☐ No. If yes,		Index:
Interest Rate:		Prime Rate ☐
Interest Payment Frequency:		Inverse Floating Rate Note ☐
☐ Monthly ☐ Quarterly		Fixed Interest Rate:
☐ Semi-annually ☐ Annually		Floating Rate/Fixed Rate ☐
Interest Payment Dates, if other than as specified on the reverse hereof:		Fixed Interest Rate: Fixed Rate Commencement Date:
Additional/Other Terms:		Index Maturity:
Amortizing Note: ☐ Yes ☐ No. If yes,		Spread and/or Spread Multiplier, if any:
Amortization schedule or formula:		Initial Interest Rate, if any:
Additional/Other Terms:		Initial Interest Reset Date:
Discount Note: ☐ Yes ☐ No. If yes,		Interest Reset Dates:
Registered Face Amount:		Rate Determination Date(s):
Total Amount of Discount:		Interest Payment Frequency:
Yield to Maturity:	☐ Monthly	☐ Quarterly
Additional/Other Terms:	☐ Semi-Annually	☐ Annually
Redemption Provisions: ☐ Yes ☐ No. (If yes, the

Trust will redeem the Note on the date and to the extent that the Funding Agreement (as defined in the Indenture) has been redeemed by Protective Life Insurance Company (“Protective Life”). Protective Life has the right to redeem the Funding Agreement, in full or in part, on                        (such date, the “Initial Redemption Date”) or on any other Interest Payment Date thereafter).

Maximum Interest Rate, if any: Minimum Interest Rate, if any: Additional/Other Terms: Regular Record Date(s): Sinking Fund: Day Count Convention:
Initial Redemption Percentage:	☐ 30 over 360	☐ Actual over Actual
Annual Redemption Percentage Reduction,if any:	☐ Actual over 360	☐ Other (See attached)
Additional/Other Terms:	Specified Currency: U.S. Dollars
Repayment Provisions: ☐ Yes ☐ No. (If yes, the	Calculation Agent:
Holder of this Note has the right to repayment of this Note on any	Additional/Other Terms:
Interest Payment Date after ).
Additional/Other Terms:
Survivor’s Option: ☐ Yes ☐ No. (If yes, the attached Survivor’s Option is incorporated into this Note).
Trust Put Limitation:
Floating Rate Note: ☐ Yes ☐ No. If yes,
Interest Rate:

1. Omitted Document 1:  5.55% Callable InterNotes® due March 15, 2014 of Protective Life Secured Trust 2006-3

Differences:

The Variable Terms of the notes represented by Omitted Document 1 (the “Notes”) differ from the terms set forth in Exhibit 4.2(a) as and to the extent the terms set forth in the Pricing Supplement filed by Protective Life Insurance Company with the Securities and Exchange Commission pursuant to Rule 424(b) of the rules and regulations of the SEC under the Securities Act of 1933, as amended, with respect to the Notes, differ from the analogous terms set forth in Exhibit 4.2(a).

2. Omitted Document 2:  5.55% Callable InterNotes® due March 15, 2015 of Protective Life Secured Trust 2006-4

Differences:

The Variable Terms of the notes represented by Omitted Document 2 (the “Notes”) differ from the terms set forth in Exhibit 4.2(a) as and to the extent the terms set forth in the Pricing Supplement filed by Protective Life Insurance Company with the Securities and Exchange Commission pursuant to Rule 424(b) of the rules and regulations of the SEC under the Securities Act of 1933, as amended, with respect to the Notes, differ from the analogous terms set forth in Exhibit 4.2(a).

3. Omitted Document 3:  5.5% Callable InterNotes® due March 15, 2012 of Protective Life Secured Trust 2006-5

Differences:

The Variable Terms of the notes represented by Omitted Document 3 (the “Notes”) differ from the terms set forth in Exhibit 4.2(a) as and to the extent the terms set forth in the Pricing Supplement filed by Protective Life Insurance Company with the Securities and Exchange Commission pursuant to Rule 424(b) of the rules and regulations of the SEC under the Securities Act of 1933, as amended, with respect to the Notes, differ from the analogous terms set forth in Exhibit 4.2(a).

4. Omitted Document 4:  5.75% Callable InterNotes® due April 15, 2016 of Protective Life Secured Trust 2006-6

Differences:

The Variable Terms of the notes represented by Omitted Document 4 (the “Notes”) differ from the terms set forth in Exhibit 4.2(a) as and to the extent the terms set forth in the Pricing Supplement filed by Protective Life Insurance Company with the Securities and Exchange Commission pursuant to Rule 424(b) of the rules and regulations of the SEC under the Securities Act of 1933, as amended, with respect to the Notes, differ from the analogous terms set forth in Exhibit 4.2(a).